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                        [LETTERHEAD OF SAZERAC CO., INC.]

                                 April 18, 1995

                             PERFORMANCE GUARANTEE

     I, David K. Haines, hereby pledge and agree that I will at all times be the sole acting manager, on behalf of LUNAR HOLDINGS LIMITED, of the SOUTH CHINA BREWING COMPANY LIMITED (SCBC).

     I further agree that in the event that I am no longer able, for any reason whatsoever,to perform my responsibilities as Managing Director of LUNAR HOLDINGS LIMITED and as sole manager of SCBC simultaneously, the Board of Directors of SCBC may, in their sole discretion,immediately terminate the Management Agreement between LUNAR HOLDINGS and SCBC with cause,as that term is defined in the Management Agreement.

     This Performance Guarantee is executed and dated simultaneously with the Management Agreement, and shall not be effective until such time as the Management Agreement is fully executed by the parties thereto.

     Agreed to this 1st day of April, 1995

                                          For and on behalf of
                                          LUNAR HOLDINGS LIMITED

                                                   /s/ David K. Haines
                                           .....................................
                                          DAVID K. HAINES, MANAGING DIRECTOR
                                          LUNAR HOLDINGS LIMITED
                                          AUTHORIZED SIGNATORY

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                              MANAGEMENT AGREEMENT

This Management Agreement (the 'Agreement') is entered into this 1st day of April, 1995, by and between LUNAR HOLDINGS LIMITED (the 'Manager'), a Hong Kong registered company, and SOUTH CHINA BREWING COMPANY LIMITED, a Hong Kong registered company (the 'Company').

                                    RECITALS

Company desires to employ a manager to operate its brewery business in Hong Kong, including production for world-wide sales and distribution and sales in Hong Kong.

Manager desires to accept employment with the Company as its manager.

Based upon the mutual covenants and promises set forth below, the parties agree as follows:

1. APPOINTMENT. Company appoints Manager as the manager of its micro-brewery located at Unit A1, 1/F., Vita Tower, 29 Wong Chuk Hang, Aberdeen, Hong Kong for a period of two (2) years commencing April 1, 1995 and ending March 31, 1997. This Agreement will automatically renew for a period of one (1) year, unless either party gives notice of its intention not to renew at least three (3) months prior to expiration of the initial term or any subsequent renewal term.

2. COMPENSATION. Manager will receive compensation for performance of its duties and obligations, as set forth in this Agreement, in the following manner:

          (a) a salary of HK$371,000, paid in 12 equal monthly installments for the first year of this Agreement;

          (b) a salary of HK$417,400 paid in 12 equal monthly installments for the second year of this Agreement, provided that the original business plan (the 'Plan'), as set forth in Attachment A and incorporated by reference into this Agreement, is met in the first year. If Plan is not met, salary will be no greater than that set forth above for year one;

          (c) a bonus based upon meeting the Plan for net profit before taxes and sales revenue based upon sales in the Hong Kong market, payable at the end of each fiscal year, of;

             (i) 2% of net income before income tax in year 1, and

             (ii) 3% of net income before income tax in year 2.

If the Plan is not met as set forth in this section 2., no bonus will be paid. In the event that this Agreement is renewed, for any

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one year renewal term, Manager and Company shall negotiate in good faith  annual salary increases and bonuses for subsequent one year renewal terms.

3. COMPANY'S OBLIGATIONS. In furtherance of its obligations under this Agreement, Company shall:

          (a) make yearly reviews of Manager's performance and, in its sole discretion, adjust Manager's compensation accordingly;

          (b) pay Manager a salary and any bonuses due in a timely manner as Prescribed by this Agreement; and

          (c) timely re-imburse Manager for expenses reasonably incurred pursuant to fulfilling its obligations under this Agreement and any business or marketing plan setting forth such expenses that have been submitted in accordance with policies established by the Company.

4.  MANAGER'S  OBLIGATIONS.  In  furtherance  of  its  obligations  under   this
Agreement, Manager shall:

          (a) manage the day-to-day affairs of the Company in a competent manner, including but not limited to: the ordering of materials, scheduling of production, administrative duties, regulatory compliance with Hong Kong governmental regulations and laws, overseeing all employee issues, marketing and distribution in the Hong Kong area (including all management responsibilities of ARIZONA LIMITED), and general business responsibilities associated with operation and management of a micro-brewery;

          (b) maintain proper records of all transactions and correspondence, and make all such documents available for inspection by the shareholders and directors of the Company;

          (c) make reports to the Board of Directors in a manner, and at the times, prescribed by the Board in its sole discretion;

          (d) immediately notify the Board of all actions, complaints or activities which would have a negative impact on the business of Company or any agent, employee, officer or director of Company.

5. TERMINATION. Either party may terminate this Agreement with or without cause as follows:

          (a) By Manager without cause;

             (i) by giving Company not less than three (3) months


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        written notice prior to the expiration of any term of this Agreement, or

             (ii) by payment of three (3) months salary in lieu of written notice prior to the expiration of any term of this Agreement.

          (b) By Company without cause;

             (i) by giving Manager not less than three(3) months written notice prior to the expiration of any term of this Agreement, or

             (ii) by payment of three (3) months salary in lieu of written notice prior to the expiration of any term of this Agreement.

          (c) By Company with cause;

             (i) at anytime, on immediate notice and without payment or compensation, or

             (ii) if, during any term of this Agreement, Manager accepts any outside employment without the express written consent of Company,

             (iii) for the purposes of this subsection 5(c), 'with cause' as it relates to Manager is defined as, dishonesty of any kind, failure to follow the directions of Company or the Board of Directors, failure to fulfill its obligations as set forth in this Agreement, incompetence, negligence, insolvency, bankruptcy, conviction of a crime, the use of drugs not prescribed by a physician, medical disabilities continuing for more than three (3) months, or activities that would have a materially adverse impact on the reputation or business of Company.

          (d) Except as specifically provided in this section 5., termination be either party shall not require any payment by the Company other than for any salary earned but unpaid as of the date of termination.

6. CONFIDENTIALITY. Manager shall not disclose or utilize directly or indirectly, other than on behalf of Company, and will keep confidential both during employment and thereafter all confidential and proprietary information that comes to Manager's knowledge concerning Company, its clients, customers, officers, directors, financial arrangements, and all other matters material to the business of Company. Manager confirms that all financial projections, product plans, customer lists and similar Company information that has not been made public by the Company is confidential and Manager's unauthorized disclosure of such

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confidential  information may  be damaging to the  Company, and as such, Manager agrees to continue to keep such information confidential for a period of at least two (2) years after termination of employment. Manager confirms that he has delivered or will deliver to the Company by the effective date of termination of employment, all property of the Company and all documents and data, along with any reproductions thereof, containing or pertaining to any such proprietary information. Further, Manager agrees that it will have delivered to the Company all property belonging to the Company, including but not limited to Company credit cards, keys, software, computers and other such materials in his possession on termination of employment.

7. GOVERNING LAW. This Agreement will be construed and enforced in accordance with the laws of Hong Kong.

8. MISCELLANEOUS. This Agreement:

          (a) constitutes the entire agreement between the parties relating to the subject matter contained herein and supersedes all prior agreements or undertakings, written or oral, of any nature whatsoever;

          (b) may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing by, or on behalf of, the party against whom enforcement is sought;

          (c) may not be assigned by Manager, nor may any of the obligations of Manager be performed by another individual or entity (this Agreement being in the nature of a personal service agreement) without the express written consent of the Board of Directors of Company;

          (d) will be binding upon and will inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns; and

          (e) may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


                                          For and on behalf of
                                          SOUTH CHINA BREWING COMPANY LIMITED



SOUTH CHINA BREWING COMPANY LIMITED       By:      /s/ Peter W. H. Bordeaux
                                             ...................................
                                            PETER W. H. BORDEAUX
                                            CHAIRMAN
                                            FOR AND ON BEHALF OF
                                            LUNAR HOLDINGS LIMITED


                                          For and on behalf of
                                          LUNAR HOLDINGS LIMITED



LUNAR HOLDINGS LIMITED                    By:         /s/ David K. Haines
                                             ...................................
                                            DAVID K. HAINES
                                            AUTHORIZED SIGNATOR

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